Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

David Osborne

Gil Oren

Ronit Amir Yaniv

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman
Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman
Eyal Aichel

Roy Masuri
Avi Anouchi

Sivan Gilron Dotan

Tomer Bar-Nathan

Edan Regev

Gitit Ramot-Adler

Guy Kortany

Goor Koren
Roey Sasson

Nir Rodnizky

Michal Sagmon

Hila Rot
Eran Kadosh

Neta Goshen

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Alona Toledano
Yuval Shamir

Lihi Katzenelson
Inbar Hakimian-Nahari

Naama Hod
Shahar Uziely

Yehudit Biton

Omri Schnaider

Rinat Michael

Adi Attar

Amos Oseasohn

Ofir Paz

Adi Daniel

Dafna Shaham

Miriam Friedmann

Roni Osborne

Shir Eshkol

Noam Shochat
Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Itamar Cohen
Shai Margalit

Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Rachel Lerman

Ravid Saar

Sophie Blackston

Elad Morgenstern
Ron Ashkenazi

Sara Haber

Carmel Nudler

Shmuel Brill

Ben Nachshon

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Aaron Shaw
Ophir Dagan

Guy Ziv-Shalom

Lior Cohen Goldstein Shiri Vilkin
Liad Kalderon

Nataly Damary

Shiran Glitman

Dani Weissberg

Lareine Khoury

Nohar Hadar

Nitzan Kahana

Tali Har-Oz

Tal Alon

Ohad Sarusi

Mor Ido
Nechemia Englman

Tomer Tako
Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu

Derora Tropp

Hila Amiel

Chaim Cohen

Michal Mor

Daniel Siso

Shalhevet Hetli

Galit Frank

Maytal Spivak

Avraham Schoen

Elan Loshinsky

Josh Hauser

Eitan Cohen

Itai Guttel

Dror Kanarik Sarig

Royi Heilig

Carmel Bareket
Maor Alev

Vered Glaubach

Yair Taitelbaum

Gabi Priel

Regina Pevzner
Sophy Litvin

Igal Lavi

Carmel Bareket
Maor Layani

Areen Nashef
David Chesterman

Ido Zahavi

Guy Yarom

Hillel Segal
Inbar Rosenthal
Hadar Stein

Avital Salzman

Rotem Cohen

Idan Adar

Shahar Iluz

Itay Ashkenazi

Roei Brizel

Ido Sella

Evyatar Latz

Hadil Nassif Khawand
Maayan Malka Rublin

Ran Aziel

Stav Orenstein

Avia Ickovics

Danielle Gabrieli

Lior Hochshtadt

ofek Sinai

Shmuel Ofen

Or Perel

Katya Kagantsov

Uri Galatt

Yarden Weber

Maya Haran
Avishai Oberman
Elior Goldenberg
Eyal Safrai

Yuval Dekel
Adina Mirchin

Gidon Weinstock Of Counsel

Roy Keidar Of Counsel

Tamar Tavory Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | June 4, 2021

Enlivex Therapeutics Ltd.

14 Einstein Street,

Nes Ziona, 7403618

Israel

Dear Sir/Madam:

We have acted as Israeli counsel for Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act 4,150,704 ordinary shares of the Company, par value NIS 0.40 per share (the “Ordinary Shares”), that may be issued pursuant to equity-based awards granted under the Company’s Global Share Incentive Plan (2019) (the “Plan”). The Ordinary Shares issuable under the Plan are referred to herein as the “Award Shares.”

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and we have also assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws. In addition, we have assumed that in connection with the issuance of Ordinary Shares under the Plan, the Company will either (i) receive consideration in an amount not less than the aggregate par value of the Award Shares covered by each such issuance, or (ii) otherwise act as required pursuant to the Israeli Companies Law 5799-1999 to record on the Company’s balance sheet under shareholder’s equity, the aggregate par value of the Award Shares covered by each such issuance.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il

On the basis of such investigation as we have deemed necessary, and subject to the assumptions set forth above, we are of the opinion that the Award Shares have been duly and validly authorized for issuance and, when issued upon due exercise in accordance with the applicable award agreement and pursuant to the terms of the Plan, the Awards Shares will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

The above opinion is based on facts existing on the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il